Exhibit 99.5

STERLING BANCORP DEL
400 RELLA BOULEVARD
MONTEBELLO, NY 1901-4243

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1	Proposal to adopt the Agreement and Plan of Merger, dated as of November 4, 2014, by and between Hudson Valley Holding Corp. ("Hudson Valley") and Sterling Bancorp, pursuant to which Hudson Valley will merge with and into Sterling (the "Sterling Merger Proposal").	☐	☐	☐
2	Proposal to adjoun the Sterling special meeting if necessary or appropriate, to solicit additional proxies in favor of the Sterling Merger Proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000224938_1 R1.0.0.51160

0000224938_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . STERLING BANCORP Special Meeting of Stockholders This proxy is solicited by the Board of Directors The Stockholder hereby appoints each member of the Board of Directors, acting as the official proxy committee with full powers of sustitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Sterling Bancorp (the "Company) that the undersigned is entitled to vote at the Special Meeting of Stockholders ("Special Meeting") to be held at the , on , at a.m. local time, and at any adjournment thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. Should the Stockholder be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the Stockholder's decision to terminate this Revocable Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This Revocable Proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders or by the filing of a later dated Revocable Proxy prior to a vote being taken on a particular proposal at the Special Meeting. The Stockholder acknowledges receipt from the Company prior to the execution of this Revocable Proxy of notice of the Special Meeting and a definitive proxy statement dated __. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side